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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Simon Worldwide, Inc. and subsidiaries on Form S-3 (File Nos. 333-89147, 333-44080, 333-64501 and 333-56863) and Form S-8 (File Nos.
333-95893, 333-45655, 33-75194 and 33-89534) of our report dated March 26, 2002 relating to the audit of the consolidated financial statements and the financial statement schedule of Simon Worldwide, Inc. and subsidiaries as of December 31, 2001 and 2000 and for the three years ended December 31, 2001, 2000 and 1999, which report is included in this Annual Report on Form 10K.


                                                      PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2002